Exhibit 3.1

REPUBLIC OF THE MARSHALL ISLANDS

OFFICE OF THE REGISTRAR OF CORPORATIONS

ENDORSEMENT CERTIFICATE

IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5 OF THE

BUSINESS CORPORATIONS ACT OF THE REPUBLIC OF THE MARSHALL ISLANDS 1990

I CERTIFY that I have endorsed “FILED” upon the Original Articles of Incorporation of

Hunter Maritime Acquisition Corp.

Reg. No. 84763

as of

June 24, 2016

being the date upon which existence of said corporation commenced.

I FURTHER CERTIFY that a Duplicate of said Articles of Incorporation has been filed with this office.

Given under my hand and seal on June 24, 2016
/s/ Tanya Lawson
Deputy Registrar of Corporations

ARTICLES OF INCORPORATION

OF

Hunter Maritime Acquisition Corp.

INCORPORATED

IN

THE REPUBLIC OF THE MARSHALL ISLANDS

PURSUANT

TO

THE BUSINESS CORPORATIONS ACT

DUPLICATE COPY

The original of this document was filed in

accordance with section 5 of the

Business Corporations Act on

NON RESIDENT

June 24, 2016

/s/ Tanya Lawson
Deputy Registrar

ARTICLES OF INCORPORATION

OF

Hunter Maritime Acquisition Corp.

PURSUANT TO THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Marshall Islands Business Corporations Act, does hereby make, subscribe, acknowledge and file with the Registrar of Corporations this instrument for that purpose, as follows:

A.	The name of the Corporation shall be:

Hunter Maritime Acquisition Corp.

B.	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act.

C.	The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Corporation’s registered agent at such address is The Trust Company of the Marshall Islands, Inc.

D.	The aggregate number of shares of stock that the Corporation is authorized to issue is Fifty Million (50,000,000) registered shares with a par value of US$0.0001 per share.

E.	The Corporation shall have every power which a corporation now or hereafter organized under the Marshall Islands Business Corporations Act may have.

F.	The name and address of the incorporator is:

Name	Post Office Address
Majuro Nominees Ltd.	P.O. Box 1405
Majuro
Marshall Islands

G.	The Board of Directors as well as the shareholders of the Corporation shall have the authority to adopt, amend or repeal the bylaws of the Corporation.

H.	Corporate existence shall begin upon filing these Articles of Incorporation with the Registrar of Corporations as of the filing date stated on these Articles.

IN WITNESS WHEREOF, I have executed this instrument on June 24, 2016.

by: /s/ Cheyenna Gaughf
Cheyenna Gaughf, Authorized Signatory Majuro Nominees Ltd., Incorporator

On June 24, 2016 before me personally came Cheyenna Gaughf known to me to be the individual described in and who executed the foregoing instrument and she duly acknowledged to me that the execution thereof was her act and deed.

/s/ Denise M. Francis
Denise M. Francis, Special Agent

REPUBLIC OF THE MARSHALL ISLANDS

OFFICE OF THE REGISTRAR OF CORPORATIONS

CERTIFICATE OF INCORPORATION

I HEREBY CERTIFY that

Hunter Maritime Acquisition Corp.

Reg. No. 84763

is duly incorporated and has filed articles of incorporation under the provisions of the Marshall Islands Business Corporations Act on

June 24, 2016

WITNESS my hand and the official seal of the Registry on June 24, 2016.
/s/ Tanya Lawson
Deputy Registrar